SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Internet America, Inc.

(Name of Registrant as Specified in its Charter)

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Internet America, Inc.

350 North St. Paul, Suite 3000

Dallas, Texas 75201

(214) 861-2500

November 4, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Internet America, Inc., a Texas corporation, to be held at 10:00 a.m., local time, on December 7, 2004, at the offices of the Company, 20 East Greenway Plaza, Houston, Texas, 77046. All shareholders of record as of October 22, 2004, are entitled to vote at the meeting. I urge you to be present in person or represented by proxy at the meeting.

The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the meeting, which includes the election of directors. We have also enclosed a copy of our Annual Report for the fiscal year ended June 30, 2004.

Internet America’s Board of Directors believes that a favorable vote on each of the matters to be considered at the meeting is in the best interests of Internet America and its shareholders and unanimously recommends a vote “FOR” each such matter. Accordingly, we urge you to review the attached material carefully and to return the enclosed proxy promptly.

Officers of Internet America will be present to help host the meeting and to respond to any questions that our shareholders may have. I hope that you will be able to attend. Even if you expect to attend the meeting, please complete, sign, date and return your proxy in the enclosed envelope without delay. If you attend the meeting, you may vote in person even if you have previously mailed your proxy.

On behalf of your Board of Directors, thank you for your support.

Sincerely,

/s/ William E. Ladin, Jr.

WILLIAM E. (BILLY) LADIN, JR.
Chief Executive Officer and Director

Internet America, Inc.

350 North St. Paul, Suite 3000

Dallas, Texas 75201

(214) 861-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 7, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Internet America, Inc. (“Internet America”) will be held at 10:00 a.m., local time, on December 7, 2004, at the offices of Internet America, 20 East Greenway Plaza, Houston, Texas, 77046, for the purpose of considering and acting upon:

(1) The election of one member of the Board of Directors;

(2) The adoption of the 2004 Non-Employee Director Plan; and

(3) Such other matters as may properly come before the Meeting or any adjournments thereof.

The close of business on October 22, 2004, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least ten business days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open for examination by any shareholder during ordinary business hours at the offices of Internet America at 350 North St. Paul, Suite 3000, Dallas, Texas 75201. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By Order Of The Board Of Directors

/s/ David E. Allard

DAVID E. ALLARD
Secretary

Dallas, Texas

November 4, 2004

Internet America, Inc.

350 North St. Paul, Suite 3000

Dallas, Texas 75201

(214) 861-2500

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 7, 2004

This Proxy Statement is being first mailed on or about November 4, 2004, to shareholders of Internet America, Inc., a Texas corporation (the “Company”), by the Board of Directors to solicit proxies (the “Proxies”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m., local time, on December 7, 2004 at the offices of the Company, 20 East Greenway Plaza, Houston, Texas, 77046, or at such other time and place to which the Meeting may be adjourned (the “Meeting Date”).

The purpose of the Meeting is to consider and act upon: (1) the election of one director; (2) the adoption of the 2004 Non-Employee Director Plan (the “Plan”); and (3) such other matters as may properly come before the Meeting or any adjournments thereof.

All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted: (1) FOR the election of the person named herein under “Election of Director” as nominee for election as a director; (2) FOR adoption of the Plan; and (3) at the discretion of the Proxy holder with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked by providing written notice of such revocation to our stock transfer agent, American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, New York, 10038, which notice must be received prior to the Meeting. If notice of revocation is not received by such date, a shareholder may nevertheless revoke a Proxy by attending the Meeting and voting in person; however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a Proxy issued in your name.

RECORD DATE AND VOTING SECURITIES

The record date for determining the shareholders entitled to vote at the Meeting is the close of business on October 22, 2004 (the “Record Date”), at which time we had issued and outstanding 10,514,390 shares of common stock, par value $.01 per share (the “Common Stock”). Common Stock is our only class of outstanding voting securities. Each share of Common Stock is entitled to one vote on each matter to be voted at the Meeting.

QUORUM AND VOTING

The presence in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business at the Meeting. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in such holder’s name.

In order to be elected a director, a nominee must receive the affirmative vote of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting. Votes may be cast in favor of or withheld with respect to a director nominee. Votes that are withheld will be counted toward a quorum but will not be counted for purposes of the election of directors.

The Board of Directors continues to seek strong independent candidates for two vacant positions on the Board of Directors. Due to this continued search, the Board of Directors is currently nominating only one director for Class II, which is fewer than the maximum number allowed by our Second Amended and Restated Bylaws (the “Bylaws”). Shareholders may not vote for a greater number of persons than the number of nominees named.

The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Meeting is required for approval of the Plan. It is expected that shares held by executive officers and directors of the Company, which in the aggregate represent approximately 7.4% of the outstanding shares of Common Stock, will be voted in favor of approval of the Plan. With respect to approval of the Plan, abstentions will have the effect of a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the votes.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

The following table sets forth information as of October 27, 2004, regarding the beneficial ownership of Common Stock of (1) each person or group known by us to own beneficially 5% or more of the outstanding shares of Common Stock, (2) each director, nominee for director and our Chief Executive Officer and up to four other most highly compensated executive officers who earned more than $100,000 during the 2004 fiscal year (the “Named Executive Officers”) and (3) all executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

Name and Address of Beneficial Owner or Group	Amount and Nature of Beneficial Ownership		Percent of Class
William E. (Billy) Ladin, Jr. (1) Chief Executive Officer c/o Internet America, Inc. 350 North St. Paul, Suite 3000 Dallas, Texas 75201	785,254	(2)	7.5%

David Hanna Chairman of the Board	120,000	(3)	1.1%

Justin McClure Director	170,000	(4)	1.6%

Troy LeMaile- Stovall Director	30,000	(5)	*

Jack T. Smith Former Chief Executive Officer and Director	0	(6)	*

David E. Allard (7) Executive Vice President and Secretary	0	(8)	*

Peter C. Gibbons Former President and Chief Operating Officer	95,374		*

MicroCapital LLC (9) Ian P. Ellis MicroCapital Fund, L.P. 410 Jessie Street, Suite 1002 San Francisco, CA 94103	815,963		7.8%

J.N. Palmer Family Partnership (10) PO Box 3747 Jackson, MS 39207	700,000		6.7%

Barron Partners L.P. (11) 730 Fifth Avenue, 9th Floor New York, NY 10019	535,500		5.1%

All directors and executive officers as a group (six persons) (12)	1,105,254	(13)	10.5%

*	Less than one percent.
(1)	Mr. Ladin was formerly the President and a director of our wholly owned subsidiary, PDQ.Net, Inc.
(2)	Includes options to purchase 22,500 shares of Common Stock granted to Mr. Ladin that are exercisable within 60 days of October 22, 2004.
(3)	Includes ownership of 20,000 shares and options to purchase 100,000 shares of Common Stock granted under the Plan that are exercisable within 60 days of October 22, 2004, assuming approval of the Plan by the shareholders at the Meeting.

(4)	Includes options to purchase 30,000 shares of Common Stock granted under the Plan that are exercisable within 60 days of October 22, 2004, assuming approval of the Plan by the shareholders at the Meeting, and 140,000 shares representing the proportionate interest in shares held by J.N. Palmer Family Partnership, a limited partnership in which Mr. McClure’s spouse has a 20% limited partner interest. Ownership of his spouse’s shares is disclaimed except as to Mr. McClure’s pecuniary interest.
(5)	Includes options to purchase 30,000 shares of Common Stock granted under the Plan that are exercisable within 60 days of October 22, 2004, assuming approval of the Plan by the shareholders at the Meeting.
(6)	Pursuant to a Stock Purchase Agreement dated October 27, 2004, the Company purchased all of Mr. Smith’s 200,000 shares of Common Stock.
(7)	Information reported about Mr. Allard is derived from a Form 4 filed by Mr. Allard on October 15, 2004.
(8)	Mr. Allard was granted options to purchase 30,000 shares, which may vest in September 2005 subject to the following performance criteria: 50% will vest if the Company has 5,000 wireless customers by September 30, 2005, and the remaining 50% will vest if the Company achieves earnings before income taxes, depreciation and amortization (EBITDA) of at least $3,585,000.00 for the 12 months ending September 30, 2005.
(9)	Information reported about MicroCapital LLC, Ian P. Ellis and Micro Capital Fund, L.P. is derived from a Schedule 13G filed by MicroCapital LLC, Ian P. Ellis, MicroCapital Fund LP and MicroCapital Fund Ltd. on December 31, 2003.
(10)	Information reported about the J. N. Palmer Family Partnership is derived from a Schedule 13D filed on or about April 17, 2002. Mr. McClure’s spouse owns a 20% limited partner interest in the J.N. Palmer Family Partnership; Mr. McClure disclaims ownership of such limited partner interest except as to his pecuniary interest.
(11)	Information reported about Barron Partners, L.P. is derived from a Schedule 13G filed on or about September 30, 2004.
(12)	The group consists of Messrs. Ladin, McClure, Stovall, Hanna and Allard and Sandra T. Everett.
(13)	Includes (i) options to purchase 22,500 shares of Common Stock granted to Mr. Ladin that are exercisable within 60 days of October 22, 2004, (ii) options to purchase 100,000 shares of Common Stock granted to Mr. Hanna under the Plan that are exercisable within 60 days of October 22, 2004, subject to approval of the Plan by the shareholders at the Meeting, (iii) options to purchase 30,000 shares of Common Stock granted to each of Mr. Stovall and Mr. McClure that are exercisable within 60 days of October 22, 2004, subject to approval of the Plan by the shareholders at the Meeting and (iv) 140,000 shares that represent a proportionate interest in shares held by J.N. Palmer Family Partnership, a limited partnership in which Mr. McClure’s spouse has a 20% limited partner interest and of which Mr. McClure disclaims ownership except as to his pecuniary interest.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2004 concerning shares of Common Stock that are authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	106,911	$5.07	1,578,152

Equity compensation plans not approved by security holders(2)	181,626	$1.67	0

Total	288,537	$2.93	1,578,152

(1)	Consists of the Internet America 1998 Nonqualified Stock Option Plan, the 1996 Incentive Stock Option Plan and the Employee and Consultant Stock Option Plan adopted in connection with the Company’s acquisition of PDQ.Net, Inc. in 1999.
(2)	Includes nonqualified stock option agreements to purchase 181,626 shares entered into with certain current and former employees and directors. These nonqualified stock option agreements provide for annual vesting in four equal parts and a ten-year expiration date.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

The Board of Directors is divided into three classes of two directors serving staggered three-year terms. The directors in each class hold their positions until the annual meeting of shareholders at which the terms of such directors expire and their respective successors are elected and qualified. Our Bylaws provide that the Board of Directors shall consist of at least one director. The term of office of the director in Class II will expire at this Meeting, the term of office of the director in Class III will expire at the annual meeting for 2005 and the term of office of the directors in Class I will expire at the annual meeting for 2006. In April 2004, the Board of Directors filled the vacancy in Class II by electing Mr. McClure as a director and the vacancy in Class III by electing Mr. Stovall as a director. Effective April 22, 2004, Gary L. Corona resigned as a member of the Board of Directors. Effective October 27, 2004, the Board of Directors filled the vacancy in Class I by electing David Hanna as director. There are currently two vacancies that will exist on the Board of Directors until replacements are elected in accordance with our Bylaws. Proxies cannot be voted for more than the number of nominees.

In connection with our acquisition of PDQ.Net in November 1999, the Company agreed to use its reasonable best efforts to elect Mr. Ladin to the Board of Directors for so long as Mr. Ladin and John N. Palmer collectively own more than 5% of the Company’s outstanding Common Stock.

The Board of Directors has approved the submission to the shareholders of Justin McClure as nominee to serve a three-year term as director expiring at the annual meeting for 2007, or until his successor is elected and has qualified. Mr. McClure has served as director since April 2004. It is intended that the shares represented by Proxies will be voted for Mr. McClure’s election. The nominee has indicated his willingness to serve as a member of the Board of Directors, if elected; however, if at the time of the Meeting, Mr. McClure should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute, as the Board of Directors recommends. The Board of Directors has no reason to believe that Mr. McClure will be unwilling or unable to serve as a director. The Board of Directors unanimously recommends that shareholders vote “FOR” the election of Mr. McClure.

Directors, Executive Officers, Promoters and Control Persons

The following sets forth information about the nominee for election at the Meeting and each of the directors whose term of office will continue after the Meeting:

NAME	AGE	POSITION	CURRENT TERM EXPIRING
Justin McClure (1)(2)	40	Director	2004 (Class II)

Troy LeMaile-Stovall (2)	40	Director	2005 (Class III)

David Hanna	65	Chairman of the Board	2006 (Class I)

William E. (Billy) Ladin, Jr. (3)	63	Director	2006 (Class I)

(1)	Nominee for a three-year term ending in 2007.
(2)	Member of the Audit Committee.
(3)	In connection with our acquisition of PDQ.Net in November 1999, the Company agreed to use its reasonable best efforts to elect Mr. Ladin to the Board of Directors for so long as Mr. Ladin and John N. Palmer collectively own more than 5% of the Company’s outstanding Common Stock.

David Hanna. Mr. Hanna became a director and Chairman of the Board in October 2004. Mr. Hanna currently serves on the Board of Directors of InfoGain, MITEM Corporation, Blue Coat Systems and Tropos Networks, Inc. Mr. Hanna has been the Chairman and Chief Executive Officer of Hanna Ventures LLC since April 1999. From January 2002 to December 2003, Mr. Hanna was Chief Executive Officer of Tropos Networks, Inc. Mr. Hanna has been Chairman of Tropos Networks, Inc. since January 2002.

William E. (Billy) Ladin, Jr. Mr. Ladin became CEO and Chairman of the Board of Directors in September 2003 after serving as Vice Chairman and as a director of the Company since January 2000. He joined the Company in connection with its acquisition of PDQ.Net, a Houston-based Internet service provider that Mr. Ladin formed in 1997. Mr. Ladin served as Chief Executive Officer of PDQ.Net until its acquisition by the Company. Mr. Ladin’s son, Marc Ladin, is Vice President-Marketing and Sales of the Company.

Justin McClure. Mr. McClure became a director in April 2004. Mr. McClure currently serves as President of GulfSouth Capital, Inc., a Jackson, Mississippi based private investment firm which he joined in 1999. Additionally, Mr. McClure serves as Chairman and Chief Executive Officer of TelNet, Ltd., a telecommunications holding company based in Hamilton, Bermuda. Prior to joining GulfSouth Capital, Inc., Mr. McClure practiced telecommunications law with the Washington, DC firm of Lukas, Nace, Gutierrez and Sachs with an emphasis on wireless telecommunications.

Troy LeMaile-Stovall. Mr. Stovall became a director in April 2004. Mr. Stovall has been Senior Vice President, Finance & Operations for Jackson State University (JSU) in Jackson, Mississippi since July 2004. In addition, Mr. Stovall serves as Treasurer of the JSU Development Foundation. Prior to joining JSU, Mr. Stovall founded LeMaile Stovall LLC, a management consulting/advisory/interim senior management firm in 2001. Prior to 2001 Mr. Stovall was Chief Executive Officer of GulfSouth Capital, Inc., a Jackson, Mississippi based private investment firm.

The following table sets forth information as to all executive officers of the Company.

NAME	AGE	POSITION
William E. (Billy) Ladin, Jr.	63	Chief Executive Officer

David E. Allard	46	Executive Vice President and Secretary

Sandra T. Everett	48	Controller

William E. (Billy) Ladin, Jr. Please see above for biographical information for Mr. Ladin.

David E. Allard. Mr. Allard joined the Company in April 2003 as Executive Vice President-Strategic Implementation. Mr. Allard previously was employed as Chief Operating Officer by Primedia Workplace Learning, a workplace training business, from 2000 to 2002, and as Executive Vice President and Chief Financial Officer at E-Train Inc., a provider of online job training and seminars, from 1997 to 2000.

Sandra T. Everett. Ms. Everett joined the Company in April 2004 as Controller. Prior to joining the Company, Ms. Everett operated Sandra T. Everett Consulting, which provided auditing and accounting consulting for clients in a variety of industries from August 1998 to October 2000 and again from February 2002 to March 2004. Ms. Everett was employed by Wireless WebConnect, Inc., a wireless internet service reseller as Controller and Chief Accounting Officer from November 2000 to August 2001 and Interim Chief Financial Officer from October 2001 to January 2002.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF JUSTIN MCCLURE TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

APPROVAL OF 2004 NON-EMPLOYEE DIRECTOR PLAN

On October 26, 2004, the Board of Directors, subject to the approval of the shareholders, adopted the 2004 Non-Employee Director Plan (the “Plan”). The purpose of the Plan is to make available shares of Common Stock for purchase by non-employee directors of the Company in order to attract and retain the services of experienced and knowledgeable non-employee directors for the benefit of the Company and its shareholders and to provide additional incentive for such non-employee directors to continue to work for the best interests of the Company and its shareholders through continuing ownership of Common Stock. Upon approval by the shareholders, the Plan shall be effective as of October 26, 2004, the date the Board of Directors approved the Plan (“Effective Date”). The following is a summary of the material features of the Plan. This summary is qualified in its entirety to the full terms and conditions of the Plan. A copy of the Plan is attached hereto as Appendix A.

Eligibility

All members of the Company’s Board of Directors who are not current employees of the Company or any of its subsidiaries (“Participants”) are eligible to participate in the Plan. There are currently three non-employee directors on the Board of Directors.

Shares Available

The Plan provides for the grant of options to acquire a maximum of 600,000 shares of Common Stock, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding Common Stock. Any such adjustment will be made by the Board of Directors. Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market or privately.

To the extent any option granted under the Plan expires or terminates for any reason prior to exercise, then the number of shares subject to the portion of the option not so exercised will be available for future option grants under the Plan. If the exercise price of any option granted under the Plan is paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan will be reduced only by the net number of shares of Common Stock issued to the holder of such option, and not by the gross number of shares for which the option is exercised.

Administration of the Plan

The Plan shall be administered by the Board of Directors. The Board of Directors shall also have the authority to discontinue, alter or amend the Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, to construe such option agreements and the Plan, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. However, the Plan may not be amended by the Board of Directors to increase the number of shares issuable or change the exercise price of options issuable under the Plan or expand the class of participants without the approval of the Company’s shareholders.

Grants of Stock Options and Exercise Price

On the next business day (the “Initial Award Date”) after the later to occur of (i) the date an individual is appointed or elected as a non-employee director of the Company for the first time or (ii) the date this Plan is adopted by the Board of Directors for those non-employee directors appointed or elected in 2004 prior to the date of the approval of this Plan, the Participant (A) will automatically receive an option to purchase a number of shares of Common Stock equal to the lesser of (i) $20,000 divided by the per share fair market value of such Common Stock on the Initial Award Date, or (ii) 30,000 shares, provided, however, that Messrs. McClure, Stovall and Hanna will automatically receive an option to purchase 30,000 shares of Common Stock, and a 30-day option (described more fully below under the Section entitled “Vesting and Exercisability of Options”) to purchase a matching number of shares of

Common Stock; and (B) may, at the discretion of the Board of Directors, receive (i) an option to purchase up to 50,000 shares of Common Stock and (ii) a 30-day option to purchase a matching number of shares of Common Stock.

In the case of a Participant who is also appointed or elected as the Chairman of the Board for the first time, such Chairman of the Board will automatically receive a one-time grant of (A) an option to purchase a number of shares of Common Stock equal to the lesser of (i) $50,000 divided by the per share fair market value of such Common Stock on the Initial Award Date, or (ii) 70,000 shares of Common Stock, provided, however, that Mr. Hanna will automatically receive an option to purchase 70,000 shares of Common Stock, and (B) a 30-day option to purchase a matching number of shares of Common Stock.

On the first business day (an “Annual Award Date”) following a Participant’s anniversary of election to the Board of Directors, such Participant will receive an option to purchase a number of shares of Common Stock equal to the lesser of (i) $20,000 divided by the per share fair market value of the Common Stock on the Annual Award Date or (ii) 30,000 shares of Common Stock.

The grants may be reduced if there are insufficient shares available in the Plan for the awards. If the Company is in possession of material non public information at the time the grants would otherwise have been given, the grants may also be delayed until two days after the dissemination of the information.

The option price per share of the Common Stock will be the per share fair market value of the Common Stock on the Initial Award Date or Annual Award Date, as the case may be.

Fair market value of the Common Stock means (a) the closing price of the Common Stock on that date on the principal securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a securities exchange, the average of the high and low sale prices of the Common Stock on that date as reported on the NASDAQ National Market System; or (c) if the Common Stock is not listed on the NASDAQ National Market System, the average of the high and low bid quotations for the Common Stock on that date as reported by the Over-the-Counter Bulletin Board (the “OTCBB”); or (d) if none of the foregoing is applicable, an amount at the election of the Board of Directors equal to either (x) the average between the closing bid and ask prices per share of Common Stock on the last preceding date on which those prices were reported or (y) the fair market value of the Common Stock as determined by the Board of Directors.

Means of Exercise of Options

Upon exercise of an option, the option price for purchased shares will be payable immediately in cash or shares of Common Stock valued at fair market value on the date of exercise, if permitted by the Company, through a third-party broker’s assisted cashless exercise, or any combination of the foregoing. An option holder will have none of the rights of a shareholder with respect to any shares covered by the option until the individual has exercised the option, paid the option price and been issued a stock certificate for the purchased shares.

Vesting and Exercisability of Options

Each 30-day option vests and becomes exercisable on the option’s respective Initial Award Date or Annual Award Date. All other options shall vest and become exercisable in 33.33% installments on the first, second and third anniversary dates of the respective Initial Award Date or Annual Award Date. Each option granted under the Plan will expire five years after the date of grant, or, if earlier, on the date the Participant ceases to be a director.

Transferability

Options will not be assignable or transferable other than by will or the laws of descent and distribution, and during the grantee’s lifetime, the option may be exercised only by the grantee. However, the grantee may transfer the option for no consideration to or for the exclusive benefit of a member of the grantee’s immediate family (including, without limitation, to a trust or IRA) subject to the limits contained in the Plan or that the Board of Directors may establish, and the transferee shall remain subject to all the terms and conditions applicable to the option prior to such transfer. The provisions of the Plan concerning events of termination of service will continue to be applied with respect to the original grantee, and following an event of termination, any affected options will be exercisable by the transferee only to the extent and for the periods specified in the Plan or option agreement. The Board of Directors and the Company will have no obligation to inform any transferee of an option of any expiration, termination, lapse or acceleration of an option.

Termination of Service

If, before the date of expiration of an option, the Participant ceases to be a director of the Company, the option will terminate on the earlier of the date of expiration or the date the Participant ceases to be a director.

In the event of death while serving as a director, all unvested installments of options outstanding will automatically be accelerated and become fully vested and exercisable in full, and the option may be exercised for a period of three years after the Participant’s death or, if earlier, the date of expiration of the option, by the Participant’s estate or personal representative, or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the Participant’s death.

No Impairment of the Company’s Rights

Nothing in the Plan or any grant made pursuant to the Plan will be construed or interpreted so as to affect adversely or otherwise impair the Company’s right to remove any non-employee director from service on the Board of Directors at any time in accordance with the provisions of applicable law.

Effective Date and Term of Plan

The Plan shall be effective as of the date the Board of Directors adopts the Plan only if shareholder approval of the Plan is obtained at this Meeting. If shareholder approval is not obtained at this Meeting, no grants will be effective under the Plan. Any grants made under the Plan prior to shareholder approval of the Plan shall be effective as of the date of the grant, but only if the option agreement related to the grant expressly provides that the option is conditioned upon or subject to shareholder approval of the Plan. The Plan shall remain in effect through October 26, 2009 unless earlier discontinued.

Change in Control of the Company

In the event of a change in control of the Company, all unvested installments of options outstanding will be automatically accelerated and exercisable in full. A “change in control of the Company” will be deemed to have occurred if, after the Effective Date, any of the following occur:

(a) The acquisition by any individual, entity or group of beneficial ownership of 30% or more of either (i) the then outstanding shares of the Common Stock, or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions are not a change in control of the Company: (1) any acquisition directly from the Company, (2) any acquisition by the Company, or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or

(b) Individuals who, as of the Effective Date, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest; or

(c) Consummation of (i) a reorganization, merger or consolidation or sale of the Company or any subsidiary of the Company, or (ii) a disposition of all or substantially all of the assets of the Company, in each case, unless the former owners of the Company continue to directly or indirectly control at least 50% of the voting shares of the combined business.

Federal Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options pursuant to the Plan under the Internal Revenue Code of 1986, as amended (the Code”) and the regulations thereunder as in effect on the date of this proxy statement. The rules governing the tax treatment of such options are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Plan, nor does it address state, local, or non-U.S. taxes.

Under present regulations, a Participant generally is not required to recognize income on the grant of an option. Instead, ordinary income generally is required to be recognized for the year in which the option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price. Subject to the requirement of reasonableness under the Code, the Company will receive a corresponding deduction upon exercise.

New Plan Benefits

The following table sets forth the benefits to be received by (i) each of the Named Executive Officers, (ii) the executive officers as a group, (iii) the non-executive directors and (iv) the non-executive officer employees:

NEW PLAN BENEFITS 2004 Non-Employee Director Plan
Name and Position	Dollar Value ($)	Number of Units
William E. (Billy) Ladin, Jr.	None	None
David E. Allard	None	None
Jack T. Smith	None	None
Peter C. Gibbons	None	None
Executive Group	None	None
Non-Executive Director Group	$567,000(1)	600,000 shares
Non-Executive Officer Employee Group	None	None

(1)	Dollar value is calculated based upon the fair market value of the Common Stock on October 22, 2004, calculated as set forth in the Plan.

Reasons For Authorization And Vote Required

The Plan is being submitted to the shareholders for approval pursuant to Section 162(m) of the Code and the rules thereunder and it will not become effective until it is approved by the Company’s shareholders. Approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Meeting

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2004 NON-EMPLOYEE DIRECTOR PLAN.

CORPORATE GOVERNANCE

Code of Ethics

The Company has adopted a general code of ethics that applies to all employees, including the Company’s Chief Executive Officer and senior financial officers. The text of the code of ethics is posted on the Company’s website at http://www.internetamerica.com.

Meetings and Committees of the Board of Directors

Our business is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis to review significant developments affecting us and to act on matters requiring approval of the Board of Directors. It also holds special meetings when an important matter requires attention or action by the Board of Directors between scheduled meetings. During fiscal 2004, the Board of Directors met 22 times and acted by unanimous written consent 3 times. During fiscal 2004, each member of the Board of Directors participated in greater than 75% of the Board meetings and applicable committee meetings held during the period for which he was a director. The Board of Directors has a standing Audit Committee. The Board does not have a standing compensation, nominating or governance committee.

Shareholder Communications with the Company’s Board of Directors. Any shareholder wishing to send written communications to the Company’s Board of Directors may do so by sending them in care of David Allard, Corporate Secretary, at the Company’s principal executive offices. All such communications will be forwarded to the intended recipient(s).

The Company’s Board of Directors are strongly encouraged to attend the Company’s annual meetings of shareholders. Mr. Ladin attended the 2003 annual meeting of shareholders. All of the other current members of the Board of Directors were elected after the 2003 annual meeting.

Audit Committee. The Company has a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee provides advice and direction to management and the auditors based on information it receives from them, discussions with them, and the general business, financial and accounting experience of each committee member.

Among other matters, the Audit Committee reviews the professional services and independence of our independent auditors, as well as the adequacy of our accounting procedures and internal controls. The Audit Committee is responsible for hiring the firm selected to be our independent public accountants, and for approving the fees paid to and monitoring the performance of such firm. The Audit Committee also reviews the results and scope of the annual audit; reviews with management the status of internal accounting controls; evaluates any problem areas having a potential financial impact on us that may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all of our public financial reporting documents. The Audit Committee pre-approves all auditing services and non-audit services performed by the independent auditors in accordance with the requirements of the Exchange Act.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was filed as an appendix to the Company’s proxy statement for fiscal 2002. From the beginning of fiscal 2004 to August 2003, the Audit Committee was composed of William O. Hunt and Gary L. Corona. Mr. Ladin joined the Audit Committee in August 2003 after Mr. Hunt’s resignation from the Board of Directors. Beginning in August 2003, each member of the Board of Directors also served as a member of the Audit Committee. Peter Gibbons resigned as a member of the Audit Committee effective September 12, 2003, and Jack T. Smith resigned as a member of the Audit

Committee effective September 19, 2003. Messrs. Ladin and Corona served as the Audit Committee members until April 2004. Beginning in April 2004, Messrs. McClure and Stovall were elected to the Audit Committee. In June 2004 Mr. Ladin resigned from the Audit Committee. Messrs. McClure and Stovall are independent, as defined by Rule 4200(a)(14) of the NASD’s listing standards. Due to the changes in the Board of Directors in fiscal 2004 as a result of director resignations, and the Board of Directors’ small size at this point in time, the Company has not made a determination that any member of its audit committee is a financial expert as defined in Item 401(h)(2) of Regulation S-K under the Exchange Act. We are currently seeking qualified candidates to serve on the Board of Directors and the Audit Committee, and we intend to elect an audit committee financial expert in the future. During fiscal 2004, the Audit Committee met 7 times and did not act by unanimous written consent.

Compensation Committee. The Company does not maintain a standing Compensation Committee. Due to the changes in the Board of Directors in fiscal 2004 as a result of director resignations, and the Board of Directors’ small size at this point in time, the Board of Directors has not established a separate compensation committee. All members of the Board of Directors (with the exception of any member about whom a particular compensation decision is being made) participate in the compensation award process. During fiscal 2004, each person who was a member of the Board of Directors participated in deliberations concerning executive officer compensation.

Nominations to the Board of Directors. The Company does not maintain a standing Nominating Committee and does not have a Nominating Committee charter. Due to the changes in the Board of Directors in fiscal 2004 as a result of director resignations, and the Board of Directors’ small size at this point in time, the Board of Directors has not established a separate nominating committee and feels that all directors should have input into nomination decisions. As such, all members of the Board of Directors generally participate in the director nomination process. Under the rules promulgated by the SEC, the Board of Directors is, therefore, treated as a “nominating committee” for the purpose of the disclosures in this section of this Proxy Statement.

Messrs. McClure, Hanna and Stovall are independent, as defined by Rule 4200(a)(14) of the NASD’s listing standards. Mr. Ladin is not independent because he is currently employed by the Company as its Chief Executive Officer.

The Board of Directors will consider qualified nominees recommended by shareholders. Shareholders desiring to make such recommendations should submit such recommendations to the Company Secretary, c/o Internet America, Inc., 350 North St. Paul, Suite 3000, Dallas, Texas 75201. The Board of Directors will evaluate candidates properly proposed by shareholders in the same manner as all other candidates.

With respect to the nominations process, the Board of Directors does not operate under a written charter, but under resolutions adopted by the Board of Directors. The Board of Directors is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations for nominations to fill vacancies on the Board of Directors, and for selecting the nominees for election by the Company’s shareholders at each annual meeting. The Board of Directors has not established specific minimum age, education, experience or skill requirements for potential directors. The Board of Directors takes into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals as director nominees. Those factors may include, without limitation, the following:

•	an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board of Directors and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•	regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board of Directors or its committees and his or her overall contributions to the Board of Directors and the Company.

The Board of Directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board of Directors. The Board of Directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Board of Directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board of Directors. We strongly encourage and, from time to time actively survey, our shareholders to recommend potential director candidates.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s most recent audited financial statements with management, has discussed with Deloitte & Touche the matters required to be discussed by SAS 61, as modified or supplemented, has received the written disclosures and letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Deloitte & Touche its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee is comprised of Messrs. McClure and Stovall. Messrs. McClure and Stovall are independent, as defined by Rule 4200(a)(14) of the NASD’s listing standards.

Submitted by the Audit Committee:

Justin McClure

Troy LeMaile-Stovall

Compensation of Directors

Directors who are not also our employees receive (i) an annual retainer of $12,000, payable quarterly in advance, (ii) $750 for each Board of Directors meeting attended in person or $250 for each Board of Directors meeting attended by telephone, (iii) $250 for each committee meeting attended and (iv) options issued annually. All of our directors are reimbursed for travel, lodging and other out-of-pocket expenses in connection with their attendance at Board of Directors and committee meetings. Non-employee directors also are eligible to participate in the Company’s health insurance plan, with the Company paying a portion of the premium. Under our 1998 Nonqualified Stock Option Plan, each non-employee director, upon election to the Board of Directors, was eligible to receive a nonqualified option to purchase 22,500 shares of Common Stock (which was immediately exercisable), and following the third anniversary of such non-employee director’s election to the Board of Directors, and each third anniversary thereafter, and only if such non-employee director continued to be a member of the Board of Directors, such director would receive a nonqualified option to purchase 20,000 shares of Common Stock (with such options vesting 25% annually, commencing on the date of issuance and continuing on the first, second and third anniversaries of the date of issuance, subject to such director’s continued status as a member of the Board of Directors, and further subject to the terms and provisions of the 1998 Nonqualified Stock Option Plan). Each non-employee director holding office at the time of consummation of our initial public offering in 1998 received such options and the annual retainer as if such director had been initially elected as of such date. Subject to the Plan being approved by the shareholders at the Meeting, the Board of Directors has determined to forego awards to non-employee directors under the 1998 Nonqualified Stock Option Plan in favor of the grant of options under the Plan.

If the Plan is approved by the shareholders at the Meeting, then on the first business day following a non-employee director’s anniversary of election to the Board of Directors, such director will receive an option to purchase a number of shares of Common Stock equal to the lesser of (i) $20,000 divided by the per share fair market value of the Common Stock on the Annual Award Date or (ii) 30,000 shares of Common Stock. On the next business day after the later to occur of (i) the date an individual is appointed or elected as a non-employee director of the Company for the first time or (ii) the date this Plan is adopted by the Board of Directors for those non-employee directors appointed or elected in 2004 prior to the date of the approval of this Plan, the individual (A) will automatically receive an option to purchase a number of shares of Common Stock equal to the lesser of (i) $20,000 divided by the per share fair market value of such Common Stock on the Initial Award Date, or (ii) 30,000 shares, provided, however, that Messrs. McClure, Stovall and Hanna will automatically receive an option to purchase 30,000 shares of Common Stock, and a 30-day option to purchase a matching number of shares of Common Stock; and (B) may, at the discretion of the Board of Directors, receive (i) an option to purchase up to 50,000 shares of Common Stock and (ii) a 30-day option to purchase a matching number of shares of Common Stock. In the case of an individual who is also appointed or elected as the Chairman of the Board for the first time, such Chairman of the Board will automatically receive a one-time grant of (A) an option to purchase a number of shares of Common Stock equal to the lesser of (i) $50,000 divided by the per share fair market value of such Common Stock on the Initial Award Date, or (ii) 70,000 shares of Common Stock, provided, however, that Mr. Hanna will automatically receive an option to purchase 70,000 shares of Common Stock, and (B) a 30-day option to purchase a matching number of shares of Common Stock.

In October 2003, we entered into a verbal consulting agreement with Mr. Corona that ended in January 2004. Under this agreement, we agreed to pay $6,000 per month to Mr. Corona in exchange for consulting services.

EXECUTIVE COMPENSATION

Our Articles of Incorporation, as amended, provide that we shall indemnify our executive officers and directors to the fullest extent permitted by law. We have also entered into an agreement with each of our directors and certain of our officers in which we have agreed to indemnify each of them to the fullest extent permitted by law.

Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might be incorporated by reference in future filings, including this Proxy Statement, in whole or in part, the following Report shall not be incorporated into any such filings.

Our executive compensation objective is to maximize shareholder value by attracting, rewarding and retaining highly qualified, productive and motivated individuals who will assist us in achieving our strategic plans and goals. The key components of our executive compensation are base salary, stock options and incentive bonuses.

The factors considered in setting base salaries include (but are not necessarily limited to) salaries paid to persons holding comparably-responsible positions at other similarly-situated companies; the applicable cost of living; the Company’s overall financial performance; the individual’s past performance and potential with the Company; and input from the Chief Executive Officer. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Board of Directors.

Mr. Ladin has agreed to accept a compensation package that is less than that which the Company has historically provided for his position.

The Board of Directors annually reviews and establishes base salaries, which the Board of Directors believes are at levels competitive with industry and regional pay practices and economic conditions. In determining appropriate salary levels, the Board of Directors considers the individual’s level and scope of responsibility and performance contributions, as well as internal and market comparisons. We award stock options under the 1998 Nonqualified Stock Option Plan and quarterly cash bonuses. Options and cash bonuses are to reward executive officers for meeting certain performance criteria and achieving certain financial and operational goals. Payment of cash bonuses are also contingent upon the Company attaining certain levels of operating profitability.

Submitted by the Board of Directors:

William E. Ladin, Jr.

Justin McClure

Troy LeMaile-Stovall

David Hanna

Summary Compensation Table

The following table sets forth information regarding compensation paid to the Named Executive Officers for the fiscal periods indicated. No other executive officers were compensated over $100,000 in fiscal 2004.

Name and Principal Position	Year	Annual Compensation		Long Term Compensation	All Other Compensation
		Salary	Bonus	Securities Underlying Option
Jack T. Smith Former Chief Executive Officer(1)	2004 2003 2002	$66,919 200,000 200,000	$30,000 120,000 120,000	— — —		$90,000 9,840 16,908	(8) (2) (2)

Peter C. Gibbons Former President and Chief Operating Officer (3)	2004 2003 2002	$43,750 150,000 150,000	$30,000 120,000 120,000	— — 150,000(4)		$29,792 46,158 —	(7) (5)

William E. (Billy) Ladin, Jr. Chief Executive Officer	2004 2003 2002	$150,769 — 84,612	— — —	— — —	$	— 83,843 117,847	(6) (6)

David E. Allard Executive Vice President and Secretary	2004 2003 2002	$126,263 27,692 —	$15,000 — —	— — —		— — —

(1)	Mr. Smith was employed by the Company from September 2000 until September 2003.
(2)	Consists of credits for interest and payment of taxes pursuant to a Stock Purchase Agreement and Promissory Note between Mr. Smith and the Company. See description of Stock Purchase Agreement and Promissory Note set forth below under the title “Employment Contracts.”
(3)	Mr. Gibbons was employed by the Company from September 2000 until September 2003.
(4)	Mr. Gibbons was granted an option on August 15, 2001 to purchase 150,000 shares of Common Stock at an exercise price of $0.35 per share. This option terminated upon the termination of Mr. Gibbons’ employment with the Company.
(5)	Personal benefits consisting of meals and entertainment.
(6)	Consists of severance payments made to Mr. Ladin relating to his termination from PDQ.Net.
(7)	Consists of consulting fees paid to Mr. Gibbons subsequent to his termination from the Company.
(8)	Represents amounts paid to Mr. Smith pursuant to a Consulting Agreement dated September 19, 2003.

Option Grants in Fiscal 2004

There were no grants of stock options or freestanding stock appreciation rights (SARs) to any of the Named Executive Officers in fiscal 2004.

Fiscal Year-End Option Values

The following table sets forth information regarding the value of stock options outstanding at June 30, 2004 held by each of the Named Executive Officers. No stock options were exercised by the Named Executive Officers in fiscal 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options as of June 30, 2004		Value of Unexercised In-the-Money Options as of June 30, 2004 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack T. Smith	—	—	22,500	—	—	—

William E. (Billy) Ladin, Jr.	—	—	22,500	—	—	—

Peter C. Gibbons	—	—	—	—	—	—

David E. Allard	—	—	—	—	—	—

Gary L. Corona	15,000	$5,100	—	—	—	—

(1)	The value of the options is based on the difference between the option exercise prices and $0.60 (which was the closing sales price per share of the Common Stock on June 30, 2004 as reported on the OTCBB) multiplied by the number of shares of Common Stock underlying the option.

Employment Contracts

Under a stock purchase agreement dated August 6, 2001, by which Mr. Smith purchased 200,000 shares of Common Stock (the “Stock Purchase Agreement”), we agreed to pay to Mr. Smith, while he was employed by the Company, as additional compensation on or before the due date of any interest payment under a related promissory note, an amount which after all withholding required by applicable law equaled the next interest installment due on the promissory note. This amount was to be paid by a credit to the accrued unpaid interest on the promissory note. No later than January 15 of each calendar year during the term of Mr. Smith’s employment, we paid to Mr. Smith a cash bonus in an amount which after all withholding required by applicable law equaled the federal income tax liability of Mr. Smith not previously withheld or paid by us for any such additional compensation. For a period of seven years after the date of the Stock Purchase Agreement, Mr. Smith had the right and option to sell all or any portion of the 200,000 shares to us for a price of $0.42 per share. In the event that Mr. Smith’s employment with us was terminated for cause prior to the third anniversary of the Stock Purchase Agreement, for a period of 60 days after the date of such termination, we had the right and option to purchase from Mr. Smith, at a purchase price equal to $0.42 per share, the following number of shares: (i) on or prior to the first anniversary: 200,000 shares; (ii) after the first anniversary but on or prior to the second anniversary: 133,333 shares; and (iii) prior to the third anniversary: 66,666 shares; provided, however, that this repurchase right terminated immediately prior to any change in control of the Company. The purchase price upon exercise of this option was to be applied to the outstanding balance of unpaid accrued interest and principal upon the promissory note and the balance, if any, was to be paid in cash to Mr. Smith. In connection with our purchase of all of Mr. Smith’s Common Stock, the Stock Purchase Agreement and promissory note were cancelled effective October 27, 2004.

Upon Mr. Smith’s resignation in September 2003, we entered into a Consultation Agreement with Mr. Smith pursuant to which we agreed to pay Mr. Smith $10,000 per month for up to twelve months in exchange for his agreement to serve as a consultant and advisor on all matters related to the Company’s business with respect to which the Board of Directors or the Chief Executive Officer seeks his advice. Mr. Smith also agreed to serve as an advisory member of the Board of Directors. As an advisory member of the Board of Directors, Mr. Smith would attend Board meetings at the request of the Board of Directors but would not vote on Board matters. This agreement terminated in accordance with its terms in September 2004.

We entered into an agreement with Mr. Gibbons in October 2000 pursuant to which we agreed to (i) employ Mr. Gibbons as Executive Vice President and Chief Operating Officer on an at will basis at an annual salary of $150,000, (ii) offer Mr. Gibbons the same benefits as provided to other senior executive officers and (iii) grant Mr. Gibbons stock options to purchase 150,000 shares of Common Stock. Mr. Gibbons was employed by the Company until September 2003.

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, the entire Board of Directors conducted deliberations concerning executive officer compensation. During the course of the fiscal year, the employee-directors who participated in this process were (i) Mr. Ladin – Chief Executive Officer, (ii) Mr. Smith – former Chief Executive Officer and (iii) Mr. Gibbons – former President and Chief Operating Officer. None of our executive officers currently serves on the compensation committee of another entity or any other committee of the board of directors of another entity performing similar functions. None of our executive officers currently serves as a director of another entity with an executive officer serving on the Board of Directors of the Company.

Stock Performance Graph

The following compares the cumulative total return among Internet America, Inc., the Nasdaq Market Index, the RDG Internet Composite Index and the Media General Internet Service Provider Industry Group Index assuming $100 is invested on December 10, 1998 and dividends are reinvested.

COMPARISON OF 66 MONTH CUMULATIVE TOTAL RETURN*

AMONG INTERNET AMERICA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE RDG INTERNET COMPOSITE INDEX AND THE MG GROUP INDEX

*	The MG Group Index has been discontinued.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a policy providing that all transactions between us and related parties are subject to approval by a majority of all disinterested directors and must be on terms no less favorable than those that could otherwise be obtained from unrelated third parties.

Transactions with Management and Others; Indebtedness of Management

Mr. Hunt received an option to purchase 9,428,571 shares of Common Stock on June 6, 2003. On September 4, 2003, the Company entered into an agreement with Mr. Hunt to purchase the option for $150,000.

Throughout fiscal 2004, Mr. Smith owed the Company $82,000.00, plus accrued interest, pursuant to a promissory note dated August 6, 2001 that originally arose in connection with a purchase of Common Stock from the Company by Mr. Smith. This debt was outstanding until October 27, 2004, when it was cancelled as partial payment for the Company’s purchase of all of Mr. Smith’s Common Stock. Mr. Smith currently owes no money to the Company. More information can be found above in “Employment Contracts.”

In fiscal 2004, we entered into a transaction with Marc Ladin Consulting, which is wholly owned by Marc Ladin, Vice-President - Marketing and Sales, and son of Mr. Ladin, our Chief Executive Officer. As part of this transaction, we paid $74,825 to Mr. Ladin’s company for marketing consulting and related expenses.

INDEPENDENT AUDITORS

For every fiscal year since 1998, including our most recent fiscal year, we have employed Deloitte & Touche LLP (“Deloitte & Touche”) as our independent auditors. Representatives of Deloitte & Touche are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions. The Board of Directors has approved the use of Deloitte & Touche as our independent auditors for the fiscal year ended June 30, 2005. However, the Board of Directors is considering alternative auditors for fiscal 2005 due to price and service level considerations. For the fiscal year ending June 30, 2004, we employed Montgomery Coscia Greilich, LLP and KBA Group LLP to perform certain tax-related accounting and audit services.

Principal Accountant Fees and Services

Audit Fees

Deloitte & Touche has billed us aggregate fees of approximately $95,000 for professional services rendered for the audit of our financial statements for the year ended June 30, 2004 and for the reviews of our financial statements included in our Forms 10-Q for that year. Fees for such audit services by Deloitte & Touche billed in fiscal 2003 were $73,000. We have incurred no other fees to Deloitte & Touche for audit or other services in fiscal 2004 or 2003.

Audit Related Fees

There were no fees billed for audit-related services not disclosed in “Audit Fees” above.

Tax Fees

In fiscal 2004, KBA Group, LLP and Montgomery Coscia Greilich, LLP billed aggregate fees for tax services totaling approximately $27,000. In fiscal 2003, BDA&K Business Services, Inc. billed aggregate fees for tax services totaling approximately $25,000. The fees in fiscal 2004 were primarily for the preparation of tax returns and sales tax consulting. The fees in fiscal 2003 were primarily for the preparation of tax returns.

All Other Fees

No other fees were billed for services rendered by the Company’s principal accountants for fiscal year 2004 and 2003.

Compatibility of Certain Fees with Independent Accountants’ Independence

The Audit Committee has adopted pre-approval policies and procedures pursuant to which the engagement of any accountant is approved. Such procedures govern the ways in which the Audit Committee will pre-approve audit and various categories of non-audit services that the auditor provides to the Company. In accordance with this policy, the Audit Committee has given its approval for the provision of audit services by Deloitte & Touche for the fiscal year ending June 30, 2005. Services which have not received pre-approval must receive specific approval of the Audit Committee. The Audit Committee is informed of each such engagement in a timely manner, and such procedures do not include delegation of the Audit Committee’s responsibilities to management. All of the audit services which were performed by Deloitte & Touche in fiscal 2004 were pre-approved by the audit committee. The tax services performed by KBA Group, LLP, Montgomery Coscia Greilich, LLP and BDA&K Business Services, Inc. were not pre-approved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and representations from certain reporting persons regarding their compliance with the relevant filing requirements, the Company believes that all filing requirements applicable to its officers, directors and 10% shareholders were complied with during the fiscal year ended June 30, 2004, except for Troy LeMaile-Stovall and Justin McClure, who each had one late filing covering one transaction each.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Any proposal which a shareholder intends to present at next year’s annual meeting of shareholders must be received by us at our principal executive office not later than July 6, 2005, in order to be included in the proxy materials for such meeting. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 must be received by us at our principal executive office not later than September 19, 2005. Such proposals should be sent to Internet America, Inc., Attention: Secretary, 350 North St. Paul, Suite 3000, Dallas, Texas 75201.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no other business to be presented for action at the Meeting. As to any business which would properly come before the Meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

MISCELLANEOUS

This solicitation of Proxies is being made by Internet America, Inc. All costs of solicitation of Proxies will be borne by us. In addition to solicitation by mail, our officers and employees may solicit Proxies by telephone or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and we may reimburse them for their out-of-pocket expenses incurred in connection therewith.

Our Annual Report to Shareholders, including financial statements for the fiscal year ended June 30, 2004, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

By Order of the Board of Directors

/s/ David E. Allard

DAVID E. ALLARD
Secretary

November 4, 2004

Dallas, Texas

APPENDIX A

INTERNET AMERICA, INC.

2004 NON-EMPLOYEE DIRECTOR PLAN

This 2004 Non-Employee Director Stock Option Plan (this “Plan”) is an equity incentive plan for non-employee directors of Internet America, Inc. (the “Company”) and is intended to advance the best interests of the Company, its subsidiaries and its shareholders by providing the Company’s non-employee directors an opportunity to obtain or increase their proprietary interest in the success of the Company and its subsidiaries by becoming owners of the common stock, $0.01 par value, of the Company (the “Stock”) or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security. This Plan will be beneficial to the Company and its shareholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Stock of the Company, in addition to underscoring their common interest with shareholders in increasing the value of the Company over the long term.

1.	Eligibility.

All members of the Company’s Board of Directors who are not current employees of the Company or any of its subsidiaries (“Non-Employee Directors”) are eligible to participate in this Plan.

2.	Options.

The term “Option” means an option to purchase shares of Stock granted to a Non-Employee Director pursuant to Section 4 and which is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Unless otherwise indicated, the term Option includes a “30-Day Option”.

3.	Number of Shares Available.

There are hereby reserved for issuance under this Plan an aggregate of 600,000 shares of Stock, which shares may be authorized but unissued shares, treasury shares, or shares purchased on the open market or privately. To the extent any shares of Stock covered by an Option are not delivered to a grantee because the Option is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under this Plan. If the Option Price (as defined in Section 5) of any Option granted under this Plan is satisfied by tendering shares of Stock to the Company (by actual delivery), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under this Plan.

4.	Initial and Annual Grant of Options.

(a) On the next business day (the “Initial Award Date”) after the later to occur of (i) the date an individual is appointed or elected as a Non-Employee Director of the Company for the first time, or (ii) the date this Plan is adopted by the Board of Directors for those Non-Employee Directors appointed or elected prior to the date of the approval of this Plan, such Non-Employee Director:

(A) shall automatically receive the following:

1.	an Option to purchase a number of shares of Stock (rounded to the nearest whole share) equal to the lesser of (i) $20,000 divided by the per share fair market value of such Stock on the Initial Award Date or (ii) 30,000 shares; notwithstanding the foregoing, those Non-Employee Directors, appointed or elected prior to the date of the approval of this Plan by the shareholders, shall receive an Option to purchase 30,000 shares of Stock, and

2.	a 30-Day Option to purchase a number of shares of Stock equal to the number of shares determined under the foregoing clause (A)(1); and

(B) may, at the discretion of the Board of Directors, receive the following (such new Non-Employee Director shall not participate in the approval by the Board of Directors of any such discretionary award):

1.	an Option to purchase up to 50,000 shares of Stock, and

2.	a 30-Day Option to purchase a number of shares of Stock equal to the number of shares granted by the Board of Directors under the Option described in the foregoing clause (B)(1), if any.

In the case of a Non-Employee Director who is appointed or elected as the Chairman of the Board for the first time, in addition to Options granted above, if any, such Chairman of the Board shall automatically receive a one-time grant of the following:

1.	an Option to purchase a number of shares of Stock (rounded to the nearest whole share) equal to the lesser of (i) $50,000 divided by the per share fair market value of such Stock on the Initial Award Date or (ii) 70,000 shares; notwithstanding the foregoing, that Non-Employee Director appointed or elected as the Chairman of the Board prior to the date of the approval of this Plan by the shareholders, shall receive an Option to purchase 70,000 shares of Stock, and

2.	a 30-Day Option to purchase a number of shares of Stock equal to the number of shares determined under the foregoing clause (1) of this sentence.

(b) On the first business day (an “Award Date”) following a Non-Employee Director’s anniversary of election to the Board of Directors, such Non-Employee Director shall automatically receive an Option to purchase a number of shares of Stock (rounded to the nearest whole share) equal to the lesser of (i) $20,000 divided by the per share fair market value of such Stock on the Award Date or (ii) 30,000 shares.

(c) Notwithstanding the foregoing, if, on an Initial Award Date or an Award Date, the Chief Executive Officer or Chief Financial Officer, in consultation with the legal counsel of the Company, determines, in his/her sole discretion, that the Company is in possession of material, undisclosed information about the Company, then that grant of Options to Non-Employee Directors shall be suspended until the second day after public dissemination of such information, and the price, exercisability dates and option period shall then be determined by reference to such later date. If Stock is not traded on the Over-the-Counter Bulletin Board (“OTCBB”) or on any other securities exchange or stock market on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Stock is so traded. All Option grants pursuant to this Plan shall be evidenced by a written instrument consistent with the provisions hereof.

(d) Notwithstanding any provision contained herein to the contrary, any grant made pursuant to this Section 4 shall be conditioned on the availability of sufficient shares reserved for issuance under the terms of this Plan at the date of grant of such Option and the approval of this Plan by a majority of the Company’s shareholders. In the event that insufficient shares are then available, the number of shares under Options to be granted shall be reduced to the extent shares are then so available, on the basis of the seniority of the Non-Employee Directors then eligible for grants hereunder (with the Non-Employee Directors having less time of service on the Board being first subject to reduction of the number of shares to be granted under their particular Option), or on such other basis as deemed advisable or appropriate under the circumstances as determined by the Board.

5.	Option Price.

The price of the Option shall be the fair market value of the Company’s Stock on the Initial Award Date or Award Date, as the case may be (the “Option Price”). Fair market value of the Stock as of any date means (a) the closing price of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the NASDAQ National Market System; or (c) if the Stock is not listed on the NASDAQ National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the OTCBB; or (d) if none of the foregoing is applicable, an amount at the election of the Board equal to (x) the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Board.

6.	Option Period.

Subject to the limitations set forth in this Plan, an Option granted under this Plan shall vest and become exercisable as follows:

(a) Generally. Except as provided in Section 6(b), each Option shall vest and become exercisable in 33.33% installments on the first, second and third anniversary dates of the respective Initial Award Date or Award Date.

(b) 30-Day Options. A 30-Day Option shall vest and become exercisable on the Option’s respective Initial Award Date or Award Date. No 30-Day Option may be exercised later than 30 days after the Initial Award Date or Award Date of such 30-Day Option. Notwithstanding the preceding sentence, a 30-Day Option granted prior to the effective date of this Plan and which meets the requirements of Section 12 must be exercised during the period commencing on the date of the shareholder approval of this Plan and ending at the close of business on the date that is 30 days next following such shareholder approval.

Subject to the limitations set forth in this Plan, an Option may be exercised at any time after it vests and becomes exercisable, provided that at the time of exercise all of the conditions set forth in this Plan have been met. Notwithstanding the foregoing, no Option granted under this Plan may be exercised later than five years after the date of grant thereof.

7.	Payment.

Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with cash, wire transfer, certified check, bank draft or postal or express money order payable to the order of the Company (the “Acceptable Funds”) for an amount equal to the aggregate Option Price of such shares of Stock, or at the election of the Non-Employee Director, by exchanging shares of Stock that has been owned by the Non-Employee Director for at least six months, so long as the total fair market value (determined in accordance with Section 5, as of the date of exercise) of the exchanged shares of Stock plus the Acceptable Funds paid, if any, equals the total Option Price of the shares to be acquired upon exercise of that Option, and specifying the address to which the certificates for such shares are to be mailed. Additionally, if permitted by the Board, shares covered by an Option may be purchased upon exercise, in whole or in part, in accordance with the applicable Option agreement, by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of an Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise. Whenever an Option is exercised by exchanging shares of Stock theretofore owned by the Non-Employee Director: (1) no shares of Stock received upon exercise of that Option thereafter may be exchanged to pay the Option Price for additional shares of Stock within the following six months; (2) the aggregate fair market value of the shares of Stock tendered must be equal to or less than the aggregate Option Price of the shares being purchased upon exercise of the Option, and any difference must be paid in Acceptable Funds; and (3) the Optionee shall deliver to the Company certificates registered in the name of such Non-Employee Director representing a number of shares of Stock legally and beneficially owned by such Non-Employee Director, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the share represented by such certificates, with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange. Such notice may be delivered in person to the Secretary of the Company, or may be sent by mail to the Secretary of the Company, in which case delivery shall be deemed made on the date such notice is received. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Non-Employee Director certificates for the number of shares with respect to which such Option has been so exercised, issued in the Non-Employee Director’s name; provided, that such delivery to the Non-Employee Director shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Non-Employee Director, at the address specified by the Non-Employee Director. The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising such Option provide the Company with such information as the Company may reasonably request to such exercise, sale or other disposition. No shares may be issued until full payment of the aggregate Option Price therefor has been made.

8.	Cessation of Service.

If, before the date of expiration of the Option, the Non-Employee Director shall cease to be a director of the Company, the Option shall terminate on the earlier of the date of expiration or the date the Non-Employee Director ceases to be a director.

In the event of death while serving as a director, all unvested installments of Options outstanding shall thereupon automatically be accelerated and become fully vested and exercisable in full, and the Option may be exercised for a period of three years after the Non-Employee Director’s death or, if earlier, the date of expiration of the Option, by the Non-Employee Director’s estate or personal representative, or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the Non-Employee Director’s death.

9.	Administration and Amendment of this Plan.

The Board of Directors of the Company may amend, alter, or discontinue this Plan at any time, but, except as otherwise provided herein, no amendment, alteration, or discontinuation shall be made that would impair the rights of a grantee under an Option theretofore granted, without the grantee’s consent, or which, without the approval of the Company’s shareholders, would:

(i) increase the number of shares that may be issued under this Plan (except by certain adjustments provided for under this Plan);

(ii) change the class of persons eligible to receive Options under this Plan;

(iii) change the requirements of Section 5 hereof regarding the Option Price; or

(iv) amend this Plan in a manner that would require approval of the Company’s shareholders under applicable law, regulation or rule.

Notwithstanding any of the foregoing, adjustments pursuant to Section 14 shall not be subject to the foregoing limitations of this Section 9.

Options may not be granted under this Plan after the date of termination of this Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

Subject to the above provisions, the Board of Directors of the Company shall have broad authority to amend this Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Except as permitted under Section 14, the Board of Directors may not, without first obtaining shareholder approval, “reprice” outstanding Options as such term is used by the Securities and Exchange Commission (“SEC”) or NASDAQ or otherwise lower the exercise price of an Option.

10.	Transferability.

Except as otherwise provided in this Section 10, the Options granted under this Plan are not transferable other than as designated by the grantee by will or by the laws of descent and distribution, and during the grantee’s life, may be exercised only by the grantee. However, the grantee may transfer the Option for no consideration to or for the benefit of the grantee’s Immediate Family (including, without limitation, to a trust for the exclusive benefit of one or more members of the grantee’s Immediate Family or to a partnership or limited liability company in which on one or more members of the grantee’s Immediate Family are the only partners or members, to an IRA for the exclusive benefit of one or more members of the grantee’s Immediate Family, an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision and/or a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision), subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to such Option prior to such transfer, provided, however, that subsequent transfers of such Option shall be prohibited except for transfers by will or the laws of descent and distribution. The foregoing right to transfer the Option shall apply to the right to consent to amendments to the grant agreement and shall also apply to the right to transfer ancillary rights associated with the Option. The provisions of this Plan concerning events of termination of service shall continue to be applied with respect to the original grantee, following which event(s) any such affected Options shall be exercisable by the transferee only to the extent and for the periods specified therein or in the Option agreement. The Board and the Company shall have no obligation to inform any transferee of an Option of any expiration, termination, lapse or acceleration of such Option. The term “Immediate Family” shall mean the grantee’s spouse, ex-spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the grantee). The designation by a grantee of a beneficiary will not constitute a transfer of the Option.

In the discretion of the Board of Directors of the Company, any attempt to transfer an Option other than under the terms of this Plan and the applicable Option agreement may terminate the Option.

11.	Miscellaneous.

Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted an Option under this Plan. Neither this Plan nor any actions hereunder shall be construed as giving any Director any right to be retained in the service of the Company or to continue to be nominated for election as a Director of the Company.

12.	Effective Date and Term of Plan.

This Plan shall be effective as of October 26, 2004, the date of its approval by the Board of Directors of the Company, only if shareholder approval of this Plan is obtained at the 2004 Annual Meeting of Shareholders (the “2004 Meeting”). If shareholder approval is not obtained at the 2004 Meeting, no grants of Options shall be effective under this Plan. Any grants made under this Plan prior to shareholder approval of this Plan shall be effective as of the date of such grant but only if the Option agreement related to such grant expressly provides that the Option is conditioned upon or subject to shareholder approval of this Plan. This Plan shall remain in effect through October 26, 2009, or until earlier amended, altered or discontinued in accordance with the terms hereof.

13.	No Rights As Shareholders.

No Non-Employee Director shall have rights as a shareholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 14 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

14.	Changes In The Company’s Capital Structure.

The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle a grantee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under this Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

If the Company is merged or consolidated with another corporation, and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options remain outstanding under this Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidations, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised; (b) the Board of Directors may waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full, to the extent permitted by applicable law; and (c) all outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the written agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

15.	Change in Control of the Company.

In the event of a Change in Control of the Company, then, notwithstanding any other provision in the Plan to the contrary, all unvested installments of Options outstanding shall thereupon automatically be accelerated and exercisable in full. For purposes of this Agreement, a “Change in Control of the Company” shall mean the occurrence of any of the following after the effective date of this Plan:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Covered Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section 15, the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 15; or

(b) Individuals who, as of the effective date of this Plan, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

(c) Consummation of (xx) a reorganization, merger or consolidation or sale of the Company or any subsidiary of the Company, or (yy) a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

16.	Compliance With SEC Regulations.

It is the Company’s intent that this Plan comply in all respects with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any successor rule pursuant thereto. If any provision of this Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void or shall be reformed by the Board of Directors in such manner so as to comply. All grants of Options and issuance of Stock and all exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and any regulations promulgated thereunder, so as to avoid the consequences of noncompliance to the Non-Employee Directors.

17.	Options In Substitution for Options Granted By Other Corporations.

Options may be granted under this Plan from time to time in substitution for such stock options held by directors of a corporation who become or are about to become directors of the Company as the result of a merger or consolidation of the corporation with the Company or a subsidiary or the acquisition by either of the foregoing of stock of the corporation as the result of which it becomes a subsidiary.

18.	Investment Intent.

The Company may require that there be presented to and filed with it by any grantee(s) under this Plan, such evidence as it may deem necessary to establish that the Options granted or the shares of Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

19.	Indemnification of Board.

No current or previous member of the Board of Directors (or committee thereof), nor any officer or employee of the Company acting on behalf of the Board of Directors (or committee thereof), shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all such members of the Board of Directors (or committee thereof) and each and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

20.	Governing Law.

This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Texas, without reference to principles of conflict of laws, and shall be construed accordingly.

Proxy – Internet America, Inc.

This Proxy is solicited on behalf of the Board of Directors

Proxy-Annual Meeting of Shareholders – December 7, 2004

The undersigned holder of Common Stock of Internet America, Inc. (“IA”) hereby appoints William E. Ladin, Jr., proxy of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of IA to be held at 10:00 a.m. on Tuesday, the 7th of December 2004, at the IA offices located at 20 East Greenway Plaza, Houston, Texas, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

In his discretion, the above named proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the director nominee named on the reverse side, or if the nominee becomes unavailable, FOR another nominee to be selected by the Board of Directors, and FOR approval of the 2004 Non-Employee Director Plan.

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.

(continued and to be signed on other side)

Internet America, Inc.

[Name]
[Address]	Holder Account Number
[ ] Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

[A] Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominee.

	For	Withhold
01 – Justin McClure	[ ]	[ ]

[B] 2004 Non-Employee Director Plan

2. The Board of Directors recommends a vote FOR approval of the 2004 Non-Employee Director Plan.

	For	Withhold	Abstain
02 – 2004 Non-Employee Director Plan	[ ]	[ ]	[ ]

[C] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)